UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34626

Maryland	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5565 Glenridge Connector Ste. 450

Atlanta, GA 30342

(Address of principal executive offices, including zip code)

(770) 418-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PDM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 25, 2024, Piedmont Operating Partnership, LP (the “Operating Partnership”), the operating partnership and wholly owned subsidiary of Piedmont Office Realty Trust, Inc. (the “Company”), issued $400,000,000 in aggregate principal amount of 6.875% Senior Notes due 2029 (the “Notes”), which mature on July 15, 2029, pursuant to an indenture, dated as of March 6, 2014 (as amended and supplemented by a supplemental indenture (the “Supplemental Indenture”), dated as of June 25, 2024, the “Indenture”), by and among the Operating Partnership, the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed by the Company. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, commencing January 15, 2025. The Notes will bear interest at a rate of 6.875% per year, subject to adjustment as described in the Supplemental Indenture.

The Indenture contains certain covenants that, among other things, limit the ability of the Company, subject to exceptions, to incur secured and unsecured debt and to consummate a merger, consolidation or sale of all or substantially all of its assets. In addition, the Indenture will require the Company to maintain at all times total unencumbered assets of not less than 150% of total unsecured debt. These covenants are subject to a number of important exceptions and qualifications. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become, or to be declared, due and payable.

The Operating Partnership may, at its option, redeem the Notes at any time or from time to time prior to June 15, 2029, in whole or in part at the applicable make-whole redemption price specified in the Supplemental Indenture. If the Notes are redeemed on or after June 15, 2029 (one month prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

The Company will use the net proceeds from the Notes, together with cash on hand, if necessary, to repay borrowings outstanding under its 2023 term loan and its 2022 line of credit, with any remaining amounts being used for working capital, capital expenditures and other general corporate purposes, which may include repayment of other borrowings outstanding.

The Notes were offered by means of a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission. Copies of the Indenture and the Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 8.01.	Other Events.

On June 13, 2024, the Operating Partnership and the Company entered into an agreement (the “Underwriting Agreement”) among the Operating Partnership, the Company, BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Truist Securities, Inc., as representatives of the underwriters listed on Schedule 1 thereto (the “Underwriters”). Pursuant to the Underwriting Agreement, the Operating Partnership agreed to sell and the Underwriters agreed to purchase from the Operating Partnership, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Notes.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

The Company is filing this Current Report on Form 8-K so as to file with the Securities and Exchange Commission certain items that are to be incorporated by reference into a Registration Statement on Form S-3 (Registration No. 333-266389).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 13, 2024, by and among Piedmont Operating Partnership, LP, Piedmont Office Realty Trust, Inc. and BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and Truist Securities, Inc., as representatives of the underwriters listed on Schedule 1 thereto.

4.1	Indenture, dated as of March 6, 2014, by and among Piedmont Operating Partnership, LP, Piedmont Office Realty Trust, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Piedmont Office Realty Trust, Inc.’s Current Report on Form 8-K, filed on March 6, 2014).

4.2	Supplemental Indenture, dated as of June 25, 2024, by and among Piedmont Operating Partnership, LP, Piedmont Office Realty Trust, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 6.875% Senior Notes due 2029 (included in Exhibit 4.2)

5.1	Opinion of King & Spalding LLP.

5.2	Opinion of Venable LLP.

8.1	Tax Opinion of King & Spalding LLP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.
(Registrant)

Date: June 25, 2024	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President